ISSUING AND PAYING AGENCY AGREEMENT


November 13, 1995


BankAmerica National Trust Company
One World Trade Center
New York, New York 10048

Attn: Corporate Trust Division


          Re:  Mirage Resorts, Incorporated Commercial
               Paper Program


Ladies and Gentlemen:

          This letter (the "Agreement") sets forth the understanding between you, on the one hand, and Mirage
Resorts, Incorporated (the "Company") and THE MIRAGE
CASINO-HOTEL, Treasure Island Corp., Bellagio, GNLV, CORP.
and MH, INC., each of which is a direct or indirect wholly owned subsidiary of the Company (collectively, the "Co-
Issuing Subsidiaries" and, together with the Company, the "Issuers"), on the other hand, whereby you have agreed to act (a) as depositary for the safekeeping of certain notes of the Issuers which may be issued and sold in the United
States commercial paper market (the "CP Notes"; such CP
Notes when issued in book-entry form being hereinafter referred to as "Book-Entry CP Notes" and when issued in the form of certificated promissory notes being hereinafter referred to as the "Certificated CP Notes"),
(b) as issuing agent on behalf of the Issuers in connection with the issuance of the CP Notes, (c) as paying agent to undertake certain obligations to make payments in respect of the CP Notes and (d) as depositary to receive certain funds on behalf of the Issuers, as set forth herein. Hereafter, at the written request of the Issuers if they so elect, you will execute a Letter of Representations (the "Letter of Representations", which term shall include the Procedures referred to therein) with the Issuers and The Depository Trust Company ("DTC") and a Certificate Agreement (the "Certificate Agreement") with DTC which establish or will establish, among other things, the procedures to be followed by you in connection with the issuance and custody of Book-Entry CP Notes.
This Agreement shall remain in effect from its date of execution until termination for all other CP Notes issued from this day forward.

          This Agreement will govern your rights, powers and duties as such depositary, issuing agent and paying agent for the CP Notes and no implied covenants and obligations shall be read into this Agreement or any other agreement against you.

                       Exhibit 4.1

          1. APPOINTMENT OF AGENT. The Issuers hereby appoint you and you hereby agree to act, on the terms and conditions specified herein and in the Letter of Representations and Certificate Agreement, as depositary, issuing and paying agent for the CP Notes. The CP Notes will be sold through such commercial paper dealers and-or placement agents as the Company acting for itself and on behalf of the Co-Issuing Subsidiaries shall have notified you in writing from time to time (collectively, the "Dealers"). The Dealers currently are Morgan Stanley &
Co. Incorporated, CS First Boston Corporation and BA
Securities, Inc. The Company acting for itself and on behalf of the Co-Issuing Subsidiaries shall notify you of the names and addresses of any additional Dealers and shall notify you of the elimination of any Dealers. For purposes of this Agreement, the Company will act for itself and on behalf of the Co-Issuing Subsidiaries.

          2.   SUPPLY OF CP NOTES.

          (a) The Company will from time to time furnish to your department that handles commercial paper (the
"Commercial Paper Department") located at One World Trade
Center, New York, New York, an adequate supply of CP
Notes, which shall be Book-Entry CP Notes and-or
Certificated CP Notes, as the Company in its sole and absolute discretion considers appropriate. Certificated
CP Notes shall be in substantially the form attached as Exhibit A to this Agreement, shall be serially numbered and shall have been executed by manual or facsimile signature of an Authorized Representative (as hereafter defined), but shall otherwise be uncompleted. Book-Entry
CP Notes shall be substantially in the forms attached to the Letter of Representations and shall be represented by one or more master notes ("Master Note" or "Master Notes") which shall be executed by manual or facsimile signature by an Authorized Representative in accordance with the Letter of Representations.

          (b) Each Certificated CP Note or Master Note delivered to you shall be accompanied by a letter from the Company, as the case may be, identifying the Certificated
CP Note or Master Note(s) transmitted therewith, and you shall acknowledge receipt of such Certificated CP Note(s) or Master Note(s) on the copy of such letter or pursuant to some other form of written receipt deemed appropriate by you at the time of delivery to you of such Certificated
CP Note(s) or Master Note(s).  Pending the issuance of
Certificated CP Notes as provided in Section 4 hereof, all Certificated CP Notes and Master Note(s) delivered to you shall be held by your Commercial Paper Department for the account of the Issuers or DTC, as the case may be, for safekeeping in accordance with your customary practice and the requirements of the Certificate Agreement.

          3.   AUTHORIZED REPRESENTATIVES.

          (a) With the delivery of this Agreement, the Company is furnishing to you, and from time to time thereafter may furnish to you, and shall furnish to you upon your written request, certificates ("Incumbency
Certificates") of a responsible officer of the Company certifying the incumbency and specimen signatures of officers or agents of the Issuers authorized to execute CP
Notes on behalf of the Issuers by manual or facsimile signature and/or to take other action hereunder on behalf of the Issuers (each an "Authorized Representative"); such certificate shall also specify the names of employees of Dealers, if any, who are authorized to give notices and-or issue instructions to you as provided herein (a "Dealer
Representative"). Until you receive a subsequent incumbency certificate of the Company, you are entitled to rely on the last such certificate delivered to you for purposes of determining the Authorized Representatives and Dealer Representatives. You shall not have any responsibility to the Issuers to determine by whom or by what means a facsimile signature may have been affixed on the CP Notes, or to determine whether any facsimile or manual signature resembles the specimen signature(s) filed with you by a duly authorized officer of the Issuers. Any
CP Note bearing the manual or facsimile signature of a person who is an Authorized Representative on the date such signature is affixed shall be binding on the Issuers after the authentication thereof by you notwithstanding that such person shall have died or shall have otherwise ceased to hold his office on the date such CP Note is countersigned or delivered to you. Each Co-Issuing
Subsidiary hereby authorizes the Company to designate one or more Authorized Representatives to take any action hereunder (including, without limitation, to execute and deliver, or cause to be executed and delivered, CP Notes) on behalf of such Co-Issuing Subsidiary pursuant to one or more Incumbency Certificates of a responsible officer of the Company.

          (b) Upon your receipt of this Agreement, and from time to time thereafter as you choose, you shall deliver a certificate (a "Certificate of Designation") certifying the incumbency and specimen signatures of your designated signers ("Designated Officers'') who are authorized to receipt for and authenticate CP Notes, and deliver CP Notes. Until the Company shall receive a subsequent Certificate of Designation, or unless an Authorized Representative shall have received written notice from you of the lack of authority of any individual, the Company may rely on the last such Certificate of Designation delivered to it.

          4.   COMPLETION.  AUTHENTICATION AND DELIVERY OF
CP NOTES.

          (a) From time to time during the term of this Agreement and subject to the terms and conditions hereof, upon your receipt of written, telecopy or telex instructions or notice transmitted directly to your computers or in such manner as you then employ as your normal business practice, not later than 12:30 p.m., New
York City time, on the date of issuance of Certificated CP
Notes, which shall be a day on which you are open for business (a "Business Day"), from an Authorized
Representative or a Dealer Representative (in the case of instructions from an Authorized Representative, a copy of such instructions shall be sent to the Dealer
Representative by said Authorized Representative) you shall withdraw the respective Certificated CP Notes from safekeeping and in accordance with the instructions so received, take the following actions in accordance with such instructions with respect to each such Certificated
CP Note:

               i.   date each such Certificated CP Note
          the date of issuance thereof (which shall be a Business Day) and insert the maturity date thereof (provided that the Authorized
          Representative or Dealer Representative shall ensure that such date is a Business Day and that it shall not be more than 270 days from the date of issue) and the face amount (provided that the Authorized Representative or the Dealer
          Representative shall ensure that such face amount is $150,000 or integral multiples of $1,000 in excess thereof) thereof in figures;

               ii.  authenticate (by countersigning) each
          such Certificated CP Note in the appropriate space provided thereon; and

               iii. deliver in the Borough of Manhattan south of Chambers Street each such Certificated
          CP Note to the Dealer, or the consignee, if any, designated by such Authorized Representative or Dealer Representative for the account of the Dealer against payment in immediately available funds of the principal amount of such CP Note.

          (b) In the case of Book-Entry CP Notes, from time to time during the term of this Agreement and subject to the terms and conditions hereof, upon your receipt of written, telecopy or telex instructions or notice transmitted directly to your computers or in such a manner as you then employ as your normal business practices, not later than 1:00 p.m., New York City time on the date of issuance of Book-Entry CP Notes, which shall be a Business
Day, from an Authorized Representative or a Dealer
Representative (in the case of instructions from an Authorized Representative, a copy of such instructions shall be sent to the Dealer Representative by said
Authorized Representative) you shall give issuance instructions for the issuance of Book-Entry CP Notes to DTC in a manner set forth in, and take other actions as are required by, the Letter of Representations and the Certificate Agreement. Instructions for the issuance of Book-Entry CP Notes shall include the following information (given in accordance with the instruction of the Authorized Representative or Dealer Representative, as the case may be) with respect to each Book-Entry CP Note:

               i.   the date of issuance of such Book-
          Entry CP Note (which shall be a Business Day);

               ii.  the maturity date of such Book-Entry
          CP Note (provided that the Authorized
          Representative or Dealer Representative shall ensure that such date is a Business Day and that it shall not be more than 270 days from the date of issue); and

               iii. the face amount (provided that the
          Authorized Representative or the Dealer
          Representative shall ensure that such face amount is $150,000 or integral multiples of $1,000 in excess thereof) in figures.

          (c)  You shall send a report (by telecopy or
other means permitted hereunder) to the Company on a monthly basis of your issuance of CP Notes under this
Section 4, including the maturity date and face amount of each CP Note issued.

          (d) The Issuers understand that although you have been instructed to deliver CP Notes against payment, delivery of CP Notes will, in accordance with the custom prevailing in the commercial paper market, be made before receipt of payment in immediately available funds.
Therefore, once you have delivered a CP Note to a Dealer or its agent as provided herein, the Issuers shall bear the risk that a Dealer or its agent fails to remit payment for the CP Note to you. You shall have no liability to the Issuers for any failure or inability on the part of the Dealer to make payment for CP Notes. Nothing in this Agreement shall require you to purchase any CP Note or expend your own funds for the purchase price of a CP Note or CP Notes.

          (e) Except as may otherwise be provided in the Letter of Representations, if at any time the Company instructs you to cease issuing Certificated CP Notes and to issue only Book-Entry CP Notes, you agree that all CP
Notes will be issued as Book-Entry CP Notes and that no Certificated CP Notes shall be exchanged for Book-Entry CP
Notes unless and until you have received written instructions from an Authorized Representative (any such instructions from a Dealer Representative shall not be sufficient for this purpose) to the contrary.

          (f) It is understood that you are not under any obligation to assess or review the financial condition or creditworthiness of any person to or for whose account you deliver a CP Note pursuant to instructions from an Authorized Representative or Dealer Representative or to advise the Company as to the results of any such appraisal or investigation you may have conducted on your own or of any adverse information concerning any such person that may in any way have come to your attention.

          (g) It is understood that DTC may request the delivery of Certificated CP Notes in exchange for Book-
Entry CP Notes upon the termination of DTC's services pursuant to the DTC Letter of Representations.
Accordingly, upon such termination, you are authorized to complete and deliver Certificated CP Notes in partial or complete substitution for Book-Entry CP Notes of the same face amount and maturity as requested by DTC. Upon the completion or delivery of any such Certificated CP Note, you shall annotate your records regarding the Master Note with respect to such Book-Entry CP Notes to reflect a corresponding reduction in the face amount of the outstanding Book-Entry CP Notes. Your authority to so complete and deliver such Certificated CP Notes shall be irrevocable at all times from the time a Book-Entry CP
Note is purchased until the indebtedness evidenced thereby is paid in full.

          (h) If you shall receive written, telecopy or telex instructions (confirmed in writing in accordance with this Agreement) from the Company not to issue or deliver CP Notes, until revoked in writing or superseded by further written instructions from the Company, you shall not issue or deliver CP Notes, provided, however, that, notwithstanding contrary instructions from the Company, you shall be required to deliver CP Notes in respect of agreements for the sale of CP Notes concluded by an Authorized Representative or Dealer Representative prior to receipt by the Authorized Representative or Dealer Representative of notice of such instructions from the Company, which the Authorized Representative or Dealer
Representative shall be required to confirm to you in writing prior to your delivery of the CP Notes. For purposes of the preceding provision, you may rely on written notice given or delivered to you by an Authorized
Representative or Dealer Representative as to whether any particular CP Notes are to be issued in respect of such agreements concluded by such Authorized Representative or Dealer Representative, and you shall have no obligation to make any other or further investigation.

          5.   PROCEEDS OF SALE OF THE CP NOTES.
Contemporaneously with the execution and delivery of this Agreement, and for the purposes of this Agreement, you will establish an account designated as the Mirage
Resorts, Incorporated Note Account in the Issuers' names
(the "Note Account"). On each day on which a Dealer or its agent receives CP Notes (whether through the facilities of DTC in the manner set forth in the Letter of Representations or by delivery in accordance with the provisions of this Agreement), all proceeds received by you in connection with such sale shall be credited in immediately available funds to the Note Account. From time to time, upon written instructions received by you from an Authorized Representative, you agree to transfer immediately available funds from the Note Account to any bank or trust company in the United States for the Issuers' accounts.

          6.   PAYMENT OF MATURED CP NOTES.

          (a) By 1:00 p.m., New York City time, on the date that any CP Notes are scheduled to mature, there shall have been transferred to you for deposit (or otherwise be) in the Note Account immediately available funds at least equal to the amount of CP Notes maturing on such date. When any matured CP Note is presented to you for payment by the holder thereof (which may, in the case of Book-Entry CP Notes held by you pursuant to the Certificate Agreement, be DTC or a nominee of DTC), payment shall be made from and charged to the Note Account to the extent of funds available in said account.

          (b) Each CP Note presented to you for payment at or prior to 3:00 p.m., New York City time, on any Business Day at or after the maturity date of such CP Note shall be paid by you on the same day as such presentation
(or if presented after 3:00 p.m., New York City time on any such Business Day, then on the next succeeding
Business Day) to the extent of funds available in the Note
Account.

          7.   REPRESENTATIONS AND WARRANTIES OF THE
ISSUERS. The Issuers hereby warrant and represent to you, and each request to issue CP Notes shall constitute the Issuers' continuing warranty and representation, as follows:

          (a)  This Agreement is, and all CP Notes
delivered to you pursuant to this Agreement will be, duly authorized, executed and delivered by the Issuers.

          (b) The issuance and delivery of the CP Notes will not violate any state or federal law and the CP Notes do not require registration under the Securities Act of 1933, as amended.

          (c)  This Agreement constitutes and the CP
Notes, when completed, countersigned, and delivered pursuant hereto, will constitute, the Issuers' legal, valid and binding obligations enforceable against the Issuers in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.

          (d)  Each Issuer is a corporation validly
existing under the laws of Nevada and no liquidation, dissolution, bankruptcy, windup or similar proceedings have been instituted with respect to any Issuer.

          (e) The Issuers have, and at all relevant times have had, all necessary corporate power and authority to execute, deliver and perform this Agreement and to issue the CP Notes.

          (f)  All actions on the part of the Issuers
which are required for the authorization of the issuance of the CP Notes and for the authorization, execution, delivery and performance of this Agreement do not require the approval or consent of any holder or trustee of any indebtedness or obligations of any Issuer.

          (g) The issuance of CP Notes by the Issuers (i) does not and will not contravene any provision of any governmental law, regulation or rule applicable to any Issuer, and (ii) does not and will not conflict with, breach or contravene the provisions of any contract or other instrument binding upon any Issuer.

          8.   RELIANCE ON INSTRUCTIONS.  Except as
otherwise set forth herein, you shall incur no liability to the Issuers in acting hereunder upon telephonic or other instructions contemplated hereby which you reasonably believed in good faith to have been given by an

Authorized Representative or a Dealer Representative, as the case may be. In the event a discrepancy exists with respect to such instructions, the telephonic instructions as recorded by you will be deemed the controlling and proper instructions, unless such instructions are required by this Agreement to be in writing or have not been recorded by you as contemplated by the next sentence. It is understood that all telephonic instructions shall be recorded by you and the Issuers hereby consent to such recording.

          9. CANCELLATION OF CP NOTES. You will in due course cancel Certificated CP Note(s) presented for payment and from time to time return such canceled
Certificated CP Notes to the Company. After payment of any matured Book-Entry CP Note, you shall annotate your records to reflect the face amount of Book-Entry CP Notes outstanding in accordance with the Letter of Representations. Promptly upon the written request of the Company, you agree to cancel and return to the Company all unissued Certificated CP Notes in your possession at the time of such request.

          10.  NOTICES; ADDRESSES.

          (a) All communications by or on behalf of the Issuers or a Dealer, by telephone or otherwise, relating to the completion, delivery or payment of the CP Note(s) are to be directed to your Commercial Paper Department.

          (b) Notices and other communications hereunder shall (except to the extent otherwise expressly provided) be in writing (which may be by facsimile) and shall be addressed as follows, or to such other address as the party receiving such notice shall have previously specified to the party sending such notice:

        if to the Company or any other Issuer, at:

            concerning the daily issuance of CP Notes:

               Mirage Resorts, Incorporated
               3260 South Industrial Road
               Las Vegas, Nevada 89109
               Attention:  William T. Estes,
                           Senior Financial Analyst
               Facsimile No.:  (702) 792-4796
               Telephone No.:  (702) 792-4844

            concerning all other matters:

               Mirage Resorts, Incorporated
               3400 Las Vegas Boulevard South
               Las Vegas, Nevada 89109
               Attention:  General Counsel
               Facsimile No.: (702) 791-5787
               Telephone No.: (702) 791-7129
          if to you at:

            concerning the daily issuance of CP Notes:

               BankAmerica National Trust Company
               One World Trade Center, 18th Floor
               New York, New York  10048
               Attention:  Corporate Trust Division
               Commercial Paper Department
               Facsimile No.: (212) 390-3117
               Telephone No.: (212) 390-3126

            concerning all other matters:

               BankAmerica National Trust Company
               One World Trade Center, 18th Floor
               New York, New York 10048
               Attention:  Steven E. Haas
               Facsimile No.:  (212) 390-2808
               Telephone No.:  (212) 390-2864

     (c) In any case where it is provided in this Agreement that a copy of any instruction, demand or other notice is to be delivered to a Dealer, such copy shall be delivered to the Dealer at the address set forth below by the same means as the original thereof shall have been given, provided that the failure of such copy to be given to any Dealer shall not invalidate or adversely affect the original thereof:

          Dealers:

            Morgan Stanley & Co. Incorporated
            1221 Avenue of the Americas
            New York, New York 10020
            Attention: Gail McDonnell
            Facsimile No.:  (212) 296-8387
            Telephone No.:  (212) 296-6906

            Or, if after November 13, 1995, to

            Morgan Stanley & Co. Incorporated
            1585 Broadway, 2nd Floor
            New York, New York 10036
            Attention: Manager - Continuously Offered
                                 Products
            Facsimile No.:  (212) 761-0780
            Telephone No.:  (212) 761-4000

            CS First Boston Corporation
            55 East 52nd Street
            New York, New York 10055
            Attention:  Robert W. Mitchell
            Facsimile No.:  (212) 318-1498
            Telephone No.:  (212) 909-3842

            BA Securities, Inc.
            555 California Street, 9th Floor
            San Francisco, California 94104
            Attention:  Jeff Berry
            Facsimile No.: (415) 622-3429
            Telephone No.:  (415) 953-1452

Notices shall be deemed delivered when received at the address specified above. For purposes of this Section 10, "when received" shall mean actual receipt (i) of an electronic communication by a telex machine, telecopier or issuance system specified in or pursuant to this Agreement; or (ii) of an oral communication by the person specified in or pursuant to this Agreement; or (iii) of a written communication hand-delivered at the office specified in or pursuant to this Agreement.

     11. LIABILITY. Neither you nor your officers, employees or agents shall be liable for any act or omission hereunder, except in the case of gross negligence or willful misconduct as described in Section 12 herein.
Your duties and obligations and those of your officers and employees shall be determined by the express provisions of this Agreement, the Letter of Representations and the Certificate Agreement (including the documents referred to therein), and you and your officers, employees and agents shall be responsible for the performance of only such duties and obligations as are specifically set forth herein and therein, and no implied covenants shall be read into any such document against you or your officers, employees or agents. Neither you nor your officers, employees or agents shall be required to ascertain whether any issuance or sale of CP Note(s) (or any amendment or termination of this Agreement) has been duly authorized or is in compliance with any other agreement to which any Issuer is a party (whether or not you are a party to such other agreement).

     12. INDEMNITY. The Issuers hereby agree, jointly and severally, to indemnify and hold you, your employees and any of your officers and agents harmless from and against, and you shall not be liable for, any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, costs and expenses of any nature (including, without limitation, interest and reasonable attorneys' fees, expenses, and the allocable costs of in-house legal services) arising out of or resulting from the exercise of your rights and-or the performance of your duties (or those of your agents and employees) hereunder; provided, however, that the Issuers shall not be liable to indemnify or pay you with respect to any loss, liability, action, suit, judgment, demand, damage, cost or expense that results from or is attributable to your gross negligence or willful misconduct or that of your officers or employees. The foregoing indemnity includes, but is not limited to, any action taken or omitted to be taken by you upon telex, telephonic or other electronically transmitted instructions (authorized herein) received by you from, or believed by you in good faith to have been given by, the proper person or persons. The provisions of this Section
12 shall survive (i) your resignation or removal hereunder and (ii) the termination of this Agreement.

     13.  TERMINATION.

   (a) This Agreement may be terminated at any time by either you or the Issuers by 30 days' prior written notice to the other, provided that you agree to continue acting as issuing and paying agent hereunder until such time as your successor has been selected and has entered into an agreement with the Issuers to that effect. Such termination shall not affect the respective liabilities of the parties hereunder arising prior to such termination.

     (b) If no successor has been appointed within 30 days, you shall have the right to petition a court of competent jurisdiction for the appointment of a successor issuing and paying agent. You shall be reimbursed for any and all reasonable expenses in connection with any such petition and appointment.

     (c) Subject to the terms of Section 9, on the Business Day following the date of termination of this Agreement, you shall destroy all Certificated CP Notes in your possession and shall transfer to the Issuers all funds, if any, then on deposit in the Note Account. You shall promptly notify the Company of all Certificated CP
Notes so destroyed.

     14. AMENDMENTS AND MODIFICATIONS. No amendment, modification or waiver of any provision of this Agreement, nor any consent to any departure by either party from any provision hereof binding upon such party, shall be effective unless the same shall be in writing and signed by the other party hereto.

     15. BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors, including successors by merger, and assigns; provided, however, that no party hereto may assign any of its rights or obligations hereunder, except with the prior written consent of the other party hereto.

     16.  GOVERNING LAW.

     (a)  THIS AGREEMENT SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW
YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THE
STATE OF NEW YORK.

     (b) Each party irrevocably and unconditionally submits to the exclusive jurisdiction of the United States
Federal courts located in the Borough of Manhattan and the courts of the State of New York located in the Borough of Manhattan.

     17. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts; each counterpart, when so executed and delivered, shall be deemed to be an original; and all of which counterparts, taken together, shall constitute one and the same agreement.
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
     18. HEADINGS. Section headings used in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

     19. COMPENSATION AND EXPENSES. The Company shall pay you from time to time following the execution of this Agreement compensation for all services rendered by you hereunder as agreed upon by the Company. To the extent not inconsistent with such agreement, the Company shall reimburse you upon your request for all reasonable expenses, disbursements and advances incurred or made by you in accordance with any provision of this Agreement
(including the reasonable compensation and the expenses and disbursements of your agents, counsel and allocated costs of in-house counsel) except any expense or disbursement attributable to your gross negligence or willful misconduct.

     20.  MISCELLANEOUS.

   (a) No provision of this Agreement shall require you to risk your own funds or otherwise incur any financial liability in the performance of any of your duties hereunder or in the exercise of any of your duties hereunder or in the exercise of any of your rights and powers hereunder.

     (b) You may consult with legal counsel, and any advice or written opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by you, in the absence of bad faith, gross negligence or willful misconduct on your part, in reliance on such advice or opinion.

     (c) You make no representation as to, and shall have no responsibility for, the correctness of any statement made by or on behalf of any Issuer contained in, or the validity or sufficiency of, this Agreement or any documents or instruments referred to in this Agreement
(with respect to any Issuer) or as to or for the validity or collectibility of any obligation of any Issuer contemplated by this Agreement. You shall not be accountable for the use or application by any person of disbursements properly made by you in conformity with the provisions of this Agreement.

     (d) You may rely and shall be protected in acting upon any document or writing presented to you hereunder and reasonably believed by you to be genuine and to have been signed and presented by an authorized person or persons.

     If the foregoing is acceptable to you, please indicate your agreement therewith by signing one or more counterparts of this Agreement in the space provided below, and returning such signed counterpart(s) to the Company, whereupon this letter, when signed by you and the Issuers, will become a binding agreement among us.

  Mirage Resorts,                   THE MIRAGE CASINO-HOTEL
  Incorporated

                                    By:/s/ Daniel R. Lee
  By:/s/ Daniel R. Lee              Name:  Daniel R. Lee
  Name:  Daniel R. Lee              Title:  Assistant Treasurer
  Title:  Chief Financial Officer


  Treasure Island Corp.             Bellagio


  By:/s/ Daniel R. Lee              By:/s/ Daniel R. Lee
  Name:  Daniel R. Lee              Name:  Daniel R. Lee
  Title:  Treasurer                 Title:  Assistant Treasurer

  GNLV, CORP.                       MH, INC.


  By:/s/ Daniel R. Lee              By:/s/ Daniel R. Lee
  Name:  Daniel R. Lee              Name:  Daniel R. Lee
  Title:  Treasurer                 Title:  Treasurer

Agreed to and Accepted this 13th day of November, 1995.


BankAmerica National Trust Company
as Issuing and Paying Agent


By:/s/ Steven E. Haas
Name: Steven E. Haas
Title: Trust Officer

                                13